UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Solicitation Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MARINE PETROLEUM TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Consent Solicitation Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

April 23, 2014

Dear Unitholder:

The deadline for receipt of written consents for Marine Petroleum Trust is scheduled to expire May 12, 2014, which is fast approaching. I am writing to remind you that it is important for you to vote on the matters described in the consent solicitation materials that were mailed to you on or about March 28, 2014.

We strongly encourage you to vote your units by written consent today. Bank of America, N.A., the Trustee, recommends that you vote “FOR” the proposals outlined in the proxy material.

To avoid delays, you are encouraged to vote your units by completing and returning the enclosed written consent form utilizing the enclosed postage-paid envelope. More detailed information about the proposals was included in the consent solicitation statement that was mailed to you on or about March 28, 2014, a copy of which can also be found online at http://marps-marinepetroleumtrust.com/MarineData/MarinePetroleumTrust-proxy-20140401.pdf.

If you have any questions or need assistance, please contact our proxy solicitor, AST Phoenix Advisors at (800) 821-2794 (toll-free).

Regardless of the number of units you own, it is important that you cast your vote and make your voice heard on the important matters regarding the Trust. If you have already submitted your written consent, please accept our thanks and disregard this letter. We thank you for your investment in and support of the Trust.

Sincerely,

BANK OF AMERICA, N.A., TRUSTEE

Ron E. Hooper
Senior Vice President

Tel 214.209.2400 • Fax: 469201.731 Bank of America, TX1-492-17-01 901 Main Street, 17th Floor, Dallas, TX 75202-3707

0

MARINE PETROLEUM TRUST

Written Consent Solicited on Behalf of the Trustee of the Marine Petroleum Trust

The undersigned revokes all previous consents, acknowledges receipt of the Notice of Consent Solicitation, and the Consent Solicitation Statement, and, without the formality of convening a meeting does hereby vote all Units of Beneficial Interest of the Marine Petroleum Trust that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, on the record date by written consent as designated on the reverse side.

You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE. If you fail to specify your vote, your Written Consent will be voted "FOR" each of the proposals contained on the reverse side of this Written Consent. Your vote will not count unless you sign and return this Written Consent. Any Written Consent may be revoked in writing at any time prior to the Expiration Date.

(Continued and to be signed on the reverse side.)

14475

WRITTEN CONSENT OF UNIT HOLDERS OF

MARINE PETROLEUM TRUST

March 28, 2014

Please sign, date and mail your written consent in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030033333330000000 4 032814

THE TRUSTEE RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 9.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

A Appointment of a Successor Trustee.

	FOR	AGAINST	ABSTAIN
Proposal One - Appointment of Southwest Bank as Successor Trustee.	☐	☐	☐

B Indenture Amendments.

Please read each of the proposals in full in the accompanying consent solicitation statement.

	FOR	AGAINST	ABSTAIN
Proposal Two - Amendment to the Indenture to Permit a Bank other than a National Bank to serve as Trustee.	☐	☐	☐
Proposal Three - Amendment to the Indenture Regarding Ministerial Items.	☐	☐	☐
Proposal Four - Amendments to the Indenture Regarding Expert Advice on Termination.	☐	☐	☐
Proposal Five - Amendments to the Indenture Regarding a Direct Registration System.	☐	☐	☐
Proposal Six - Amendments to the Indenture Regarding Asset Sales.	☐	☐	☐
Proposal Seven - Amendments to the Indenture Regarding Electronic Consent or Consent at a Meeting.	☐	☐	☐
Proposal Eight - Amendments to the Indenture Regarding Investments.	☐	☐	☐
Proposal Nine - Amendments to the Indenture to Extend the Term of the Trust.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Unit holder ____________ Date: ________ Signature of Unit holder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Written Consent. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized per-